Exhibit 10.23

                                       SPM, LLC
                       4747-2 NESCONSET HIGHWAY
        PORT JEFFERSON STATION, NEW YORK 11776

                                 August 8, 2002


  Dover Investments Corp.
  100 Spear St., Suite 520
  San Francisco, California 94105

  Attention: Fred Weissberg, President

  Dear Mr. Weissberg:

       This letter will serve as the agreement between SPM, LLC ("the Company") and
  Dover Investments Corp. ("Dover").

  1. We have agreed that the Company will redeem the membership interest held by Dover, namely: thirty (30%) percent of the entire membership interest, for the amount of Two Million One Hundred Thousand and
         00/100 ($2,100,000.00) Dollars.

  2. The closing of this transaction will take place on or before December 30, 2002. The closing will take place at the offices of Benedict, Ginsberg, Sommerfield and Weiss, P.C., New York, New York.

  3. At this time we are paying to you the sum of $100,000.00 ("Contract Deposit") by check dated
        August 31, 2002.

  4. In the event we default in our obligation to buy you out, by December 30, 2002 then the entire Contract Deposit and the Additional Deposit will be retained by you as liquidated and final damages. In the event you default in your obligation to convey the interest to us, then you shall refund the contract deposit to us without limitation on other rights we may have.



  5. At the time of closing we will execute and exchange the following documents:

       A. You will deliver an Assignment of Membership
            Interest to the Company in form prepared by the Company's attorney and reasonably satisfactory to your attorney.

       B. You will submit a resignation as Manager.

       C. We will execute an Amendment to the
            Operating Agreement of the Company in form prepared by the Company's attorney and reasonably satisfactory to your attorney consenting to the redemption by the Company of your interest.

      D. The Company will deliver to you a release of all obligations that you may have to the Company under the Operating Agreement and you will deliver a release of any claims you may have against the Company or its other Members.

      E. Certified or official Bank checks payable to Dover or its designee representing the balance due at closing.

  6. The Company is entering into this transaction relying solely on its understanding of the financial condition, current operations and future prospects of the Company and Dover has made no representation to the Company regarding the same. We have disclosed to you that a local supermarket operator has requested us to draft a proposed lease for him to operate a portion of the premises as a Food Town Supermarket and this lease has, indeed, been prepared. You are otherwise familiar with the operations of the Company, we have not made any representation to you regarding the same and you are entering into this transaction based on your evaluation of the financial condition, current operations and future prospects of the Company.

  7. Between the date hereof and the date of closing Dover shall not be obligated to make any contributions or advances to the Company.


  8. The Company shall indemnify Dover from any claim, right or cause of action that may arise against Dover from any circumstance or event occurring after the closing of this transaction including reasonable attorneys fees incurred in defending any such claim.


             If this letter correctly reflects our understanding, please countersign and return the enclosed copy to us.

                               SPM,LLC


                               By:   _________________
                                        Paul Elliott, Manager


                               By:    ______________________
                                        Samuel Weissman, Manager



                               By:    ___________________
                                        Mark McAvoy, Manager


            Confirmed and Agreed:
            Dover Investments Corp.




            By: _____________________________
                    Frederick M. Weissberg, President